Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Christopher Martin, Chairman, President and Chief Executive Officer, and Thomas M. Lyons, Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2013 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 10, 2013	/s/ Christopher Martin
Chairman, President and Chief Executive Officer

Date: May 10, 2013	/s/ Thomas M. Lyons
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.